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                                   EXHIBIT 21

                   SUBSIDIARIES OF BOLLINGER INDUSTRIES, INC.


SUBSIDIARY                                        JURISDICTION OF ORGANIZATION
----------                                        ----------------------------
Bollinger Operating Corp.                         Nevada

Bollinger Holding Corp.                           Delaware

C.G. Products, Inc.                               California

NBF, Inc.                                         Georgia

Bollinger Industries, L.P. (Indirect)             Texas